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                                  Exhibit 16.1

                         (Deloitte & Touche Letterhead)


November 19 , 1998

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 (a) of Form 8-K of the GeoLogistics Corporation dated November 20, 1998.

Yours truly,

/s/ Deloitte & Touche LLP





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